Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of TPG RE Finance Trust, Inc. of our report dated March 23, 2016 relating to the financial statements, as of December 31, 2015 and for the year then ended and for the period from December 18, 2014 (Inception) to December 31, 2014, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 30, 2017